Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-204490 on Form S-8,  No. 333-216220 on Form F-3, and No. 333-224583 on Form F-3 of our report dated April 30, 2019, relating to the financial statements of Sundance Energy Australia Limited and subsidiaries (the "Company"), appearing in this Annual Report on Form 20-F of Sundance Energy Australia Limited for the year ended December 31, 2018.

/s/ DELOITTE TOUCHE TOHMATSU

Sydney, Australia

April 30, 2019